Exhibit 5

[LETTERHEAD OF LUSE GORMAN POMERENK & SCHICK, P.C.]

May 5, 2008

Federal Trust Corporation

312 West 1st Street

Sanford, Florida 32771

Re: Federal Trust Corporation

       Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as counsel to Federal Trust Corporation, a Florida corporation (the “Company”), in connection with the issuance by the Company to its shareholders of non-transferable subscription rights (the “Rights”) entitling the holders thereof to purchase shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company (the “Rights Offering”). Pursuant to the Rights Offering, up to 15,000,000 shares (the “Rights Shares”) of Common Stock may be issued and sold by the Company upon exercise of the Rights. We are also acting as counsel to the Company in connection with the issuance by the Company of up to 30,000,000 shares of its Common Stock (the “Standby Shares”) in a related standby offering (the “Standby Offering”). The Company has filed a Registration Statement on Form S-1 (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) to effect the registration under the Securities Act of 1933, as amended of 35,000,0000 shares of Common Stock and 15,000,000 Rights, covering the Rights, the Rights Shares and the Standby Shares. The Registration Statement includes a prospectus (the “Prospectus”) to be furnished to the shareholders of the Company in connection with the Rights Offering and to the standby purchasers in connection with the Standby Offering. The 35,000,0000 shares of Common Stock and 15,000,000 Rights are collectively referred to herein as the “Securities.”

As counsel to the Company, we have examined the relevant corporate and other documents, and made such other examinations of matters of law and of fact as we have considered appropriate or advisable for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies. We have assumed that the resolutions authorizing the Company to issue, offer and sell the Securities are, and will be, in full force and effect at all times at which any Securities are offered or sold by the Company. We have also assumed that the Company has been duly organized and is validly existing as a corporation under the laws of the State of Florida. We have relied upon the statements contained in the Registration Statement and statements of officers of the Company, and we have made no independent investigation with regard thereto. We have assumed that (1) the Registration Statement and any amendment thereto

May 5, 2008

will have become effective (and will remain effective at the time of the issuance of the Securities thereunder) and (2) the Prospectus describing the Securities will be filed with the Commission to the extent required by applicable law and relevant rules and regulations of the Commission.

Based on the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Securities have been authorized by all necessary corporate action of the Company and, when issued and delivered in accordance with the terms of the Rights Offering and the Standby Offering against payment of the consideration for the Securities as contemplated by the Prospectus, will be validly issued, fully paid and nonassessable.

Our firm is located in Washington, D.C. The opinions expressed herein are limited to matters governed by the laws of the State of Florida and we express no opinion regarding the laws of any other jurisdiction. To the extent the opinions expressed above concern the law of the State of Florida, we have assumed, with your approval and without rendering any opinion to such effect, that the laws of the State of Florida are substantively identical to the laws of the State of Maryland, without regard to conflict of law provisions. We have not conducted any analysis to determine if such assumptions are correct.

This opinion has been prepared in connection with the Registration Statement. We hereby consent to our firm being referenced under the caption “Legal Matters” and for inclusion of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Luse Gorman Pomerenk & Schick, P.C.
LUSE GORMAN POMERENK & SCHICK
A PROFESSIONAL CORPORATION